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Contacts:	Michael Mitchell (Media)	Chris Jakubik (Investors)
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	news@kraft.com	ir@kraft.com

VIRTUOUS GROWTH CYCLE AT THE HEART OF KRAFT FOODS’ STRATEGY

Power Brands Drive Top-Tier Revenue Growth

End-to-End Cost Management Enhances Margins, Fuels Marketing & Innovation Investments

     BOCA RATON, Fla. – Feb. 22, 2011 – At the 2011 conference of the Consumer Analyst Group of New York (CAGNY) today, executives of Kraft Foods reviewed the company’s growth strategy and highlighted progress toward top-tier financial performance.

     At the heart of this strategy, Chairman and CEO Irene Rosenfeld described a “virtuous cycle” in which focus on Power Brands, Categories and Markets drives top-tier revenue growth. Concurrently, End-to-End Cost Management expands margins and generates savings that fund additional investments in marketing and innovation. These investments generate further growth, which perpetuates the cycle.

     “Kraft Foods is a much stronger company than it was just four years ago,” Rosenfeld said, citing various actions that have positioned the portfolio for faster growth, including the acquisition of Cadbury. “Today, high-growth snacks comprise about half of our portfolio. Nearly 60 percent of our revenues are generated outside of the United States. And we’ve doubled our presence in fast-growing, higher-margin instant consumption channels. As a result, we’re now on a new growth trajectory. I’m confident we’ll deliver top-tier performance as our virtuous cycle accelerates around the globe.”

Winning in North America

     Tony Vernon, President, Kraft Foods North America, noted that the company’s performance in this region is gaining momentum, bolstered by sequential improvement in organic revenue growth and market share. In fact, KFNA’s growth rate exceeded most of its peers last year -- despite a sluggish economy, rising input costs and depressed categories.

     Vernon outlined plans to accelerate growth by revitalizing the company’s iconic brands through advertising, innovation and differentiated marketing. In addition, KFNA will increase marketing and sales excellence in grocery and instant consumption channels while delivering significant cost savings.

Vernon mentioned several exciting new products hitting the market now, including

Trident Vitality and Stride Spark vitamin-fortified gums, Oreo Fudge Cremes, Philadelphia

Cooking Crème and MiO liquid water enhancers, the company’s largest beverage brand introduction in a decade.

Fueling the Virtuous Cycle

     David Brearton, Executive Vice President, Operations, provided a progress report on Kraft’s End-to-End Cost Management, including savings from systems, manufacturing, procurement, logistics and overheads. These savings are critical to offset higher costs and fund additional brand-building investments and new product development.

     Brearton reported that strong cost savings and a continuous improvement mindset have helped improve gross margin trends despite volatile input costs. Since 2008, for example, procurement and logistics savings have more than doubled, while Lean Six Sigma is stepping up manufacturing savings. As a result, productivity as a percentage of cost of goods sold rose to about 4 percent in 2010 from less than 3 percent in 2009. Kraft is targeting productivity of more than 4 percent on an ongoing basis. The company has also improved its overhead efficiency, with overheads as a percent of net revenue expected to decline from the mid-teens to 12.5-13 percent on an ongoing basis.

Delivering Top-Tier Financial Performance

     Chief Financial Officer Tim McLevish summarized Kraft’s 2010 financial performance and outlook for the future. He described how strong growth in Kraft’s Power Brands drove organic revenue growth in the top half of the company’s peer group in three of the last four years. This momentum will be aided by $1 billion of targeted revenue synergies from Cadbury over the next three years as well as the company’s expanding footprint in fast-growing Developing Markets.

     McLevish described how End-to-End Cost Management and $750 million in cost synergies from the Cadbury integration would accelerate margin expansion. These savings also will enable the company to increase spending on advertising and consumer programs to 9-10 percent of net revenue from about 8 percent in 2010. At the same time, further investments in innovation will boost new product development as a percentage of total revenue from about 9 percent last year to 11 percent by 2013.

     McLevish concluded by reiterating the company’s 2011 outlook and long-term targets. Kraft expects to deliver organic net revenue growth in excess of 5 percent – or roughly 4 percent, excluding the year-over-year impact of calendar changes – operating income margins in the mid-teens and operating EPS growth of 11 to 13 percent. Over the long-term, Kraft expects organic net revenue growth of more than 5 percent, operating income margins in the mid- to high-teens and operating EPS growth of 9 to 11 percent.

     Kraft Foods’ presentation was accompanied by slides. Access to a replay of the webcast with accompanying slides is available at kraftfoodscompany.com.

About Kraft Foods

     Northfield, Ill.-based Kraft Foods Inc. (NYSE: KFT) is a global snacks powerhouse with an unrivaled portfolio of brands people love. Proudly marketing delicious biscuits, confectionery, beverages, cheese, grocery products and convenient meals in approximately 170 countries, Kraft Foods had 2010 revenue of $49.2 billion, more than half of which was earned outside North America. Eleven of the company’s iconic brands -- including Cadbury,

Jacobs, Kraft, LU, Maxwell House, Milka, Nabisco, Oreo, Oscar Mayer, Philadelphia and

Trident -- generate revenue of more than $1 billion annually, and 40 have been loved for more than a century. A leader in innovation, marketing, health & wellness and sustainability, Kraft Foods is a member of the Dow Jones Industrial Average, Standard & Poor's 500, Dow Jones Sustainability Index and Ethibel Sustainability Index. For more information, visit kraftfoodscompany.com and facebook.com/kraftfoodscorporate.

Forward-Looking Statements

     This press release contains a number of forward-looking statements. Words, and variations of words such as "expect," "goals," "plans," "believe," continue," "may," "will," and similar expressions are intended to identify our forward-looking statements, including but not limited to, statements regarding the virtuous cycle; top-tier revenue growth; margins; savings and investments; our portfolio; our new growth trajectory; delivering top-tier performance; Kraft Foods North America performance momentum, plans to accelerate growth and cost savings; productivity targets; overhead efficiency and targets; Cadbury synergies; and the 2011 outlook and long-term targets, in particular, organic net revenue growth, EPS growth.

     These forward-looking statements involve risks and uncertainties, many of which are beyond our control, and important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, continued volatility and increase in commodities’ costs, increased competition, pricing actions, our failure to successfully execute in developing markets, risks from operating globally; our failure to integrate successfully and recognize the synergies from our combination with Cadbury and tax law changes.

     For additional information on these and other factors that could affect our forward-looking statements, see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our registration statement on Form S-4, as amended from time to time, filed in connection with our Cadbury offer, our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

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